Exhibit 4.4

SPECIMEN STOCK CERTIFICATE

INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF THE MARSHALL ISLANDS

CAMBRIDGE HOLDCO, INC.

TOTAL AUTHORIZED ISSUE

PAR VALUE $0.0001 PER SHARE

COMMON STOCK

This is to Certify that                                          is the owner of                                         . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . fully paid and Non-assessable common shares of the above Corporation transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers

Dated:

Chairman	Secretary

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common

TEN ENT –	as tenants by the entireties

JT TEN –	as joint tenants with rights of survivorship and not as tenants in common

UNIF TRANSFER

MIN ACT –	Custodian

(Cust)	(Minor)
under Uniform Transfers to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                                          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,

INCLUDING ZIP CODE OF ASSIGNEE)

Shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint             Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:	Signed:

NOTICE: THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER